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                                                                    EXHIBIT 23.1



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan, Photon Dynamics, Inc. 1995 Employee Stock Purchase Plan, Photon Dynamics, Inc. 2001 Equity Incentive Plan, and the Image Processing Systems, Inc. Share Incentive Plan of our report dated October 20, 2000 with respect to the consolidated financial statements of Photon Dynamics, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP

San Jose, California
January 19, 2001